UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): November 28, 2012

EPOCH HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 303-7200

N/A

(Former name or former address, if changed since last report)

______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Epoch Holding Corporation ("Epoch" or the "Company") held its Annual Meeting of Stockholders (the “Meeting”) on November 28, 2012.  There were 23,683,835 shares of common stock entitled to be voted and 21,718,784 shares were represented either in person or by proxy, constituting a quorum.

At the Meeting, the Company’s stockholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the votes reflected below, the Company’s stockholders elected the following seven nominees to serve for a one-year term and until a successor has been elected and qualified or until the director’s resignation or removal:

Director Nominee	For	Withheld	Broker Non-Votes
Allan R. Tessler	17,620,020	206,728	3,892,036
William W. Priest	17,712,832	113,916	3,892,036
Enrique R. Arzac	16,069,926	1,756,822	3,892,036
Jeffrey L. Berenson	17,703,681	123,067	3,892,036
John L. Cecil	17,670,272	156,476	3,892,036
Peter A. Flaherty	17,704,031	122,717	3,892,036
Timothy T. Taussig	17,670,380	156,368	3,892,036

Proposal No. 2:  Advisory Vote on Executive Compensation.  By the vote reflected below, the Company’s stockholders approved, on a nonbinding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
16,377,409	135,571	1,313,768	3,892,036

Proposal No. 3:  Approval of the Epoch Holding Corporation 2012 Long-Term Incentive Compensation Plan.  By the vote reflected below, the Company’s stockholders approved the Epoch Holding Corporation 2012 Long-Term Incentive Compensation Plan:

For	Against	Abstain	Broker Non-Votes
15,930,932	1,596,197	299,619	3,892,036

Proposal No. 4:  Ratification of Appointment of Independent Registered Public Accounting Firm.  By the vote reflected below, the Company’s stockholders ratified the appointment of CF & Co., L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

For	Against	Abstain
21,611,898	106,184	702

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION
(Registrant)

Date: November 29, 2012
	By:	/s/ Adam Borak
Name: Adam Borak
Title: Chief Financial Officer